SUPPLEMENT

(To Prospectus dated February 5, 1993 and Prospectus Supplement dated February 10, 1993)

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                                                             [LOGO OF PRUDENTIAL
                                                             HOME MORTGAGE
                                                             SECURITIES COMPANY,
                                                             INC. APPEARS HERE]

SELLER

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1993-7

PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN SEPTEMBER 1997

VARIABLE RATE/1/ CLASS A-11 CERTIFICATES
/1/ ON THE CLASS A-11 NOTIONAL AMOUNT

                               -----------------

The Series 1993-7 Mortgage Pass-Through Certificates (the "Series 1993-7 Certificates") are the Series 1993-7 Certificates described in the accompanying Prospectus Supplement dated February 10, 1993 (the "Prospectus Supplement") and the accompanying Prospectus dated February 5, 1993 (the "Prospectus"). The Series 1993-7 Certificates consist of one class of senior certificates (the "Class A Certificates") and two classes of subordinated certificates (the "Class M Certificates" and the "Class B Certificates", respectively). The Class A Certificates consist of twelve subclasses (each a "Subclass") of Certificates designated as the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11 and Class A-R Certificates. The Class M and Class B Certificates are not divided into subclasses. ONLY THE CLASS A-11 CERTIFICATES ARE BEING OFFERED HEREBY. The Series 1993-7 Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Estate") established by The Prudential Home Mortgage Securities Company, Inc. (the "Seller") and consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans having original terms to stated maturity of approximately 30 years (the "Mortgage Loans"), together with certain related property. See "Description of the Mortgage Loans" herein and in the Prospectus Supplement. From the date of the initial issuance of the Series 1993-7 Certificates until May 7, 1996, the Mortgage Loans were serviced by The Prudential Home Mortgage Company, Inc. ("PHMC"). From May 7, 1996 until May 30, 1997, PHMC continued to be the servicer of the Mortgage Loans under the Pooling and Servicing Agreement, but the entity performing the actual servicing of the Mortgage Loans was Norwest Mortgage, Inc. ("Norwest Mortgage"). On May 30, 1997, the servicing of the Mortgage Loans under the Pooling and Servicing Agreement was sold to Citicorp Mortgage, Inc. (in its capacity as servicer, the "Servicer," otherwise "CMI"), and although, as of the date of this Supplement, Norwest Mortgage continues to subservice the Mortgage Loans, it is anticipated that as a result of the sale, Norwest Mortgage will cease to subservice and CMI will begin to service the Mortgage Loans some months hereafter. See "Risk Factors--Recent Developments--Sale of the Servicing" herein.

PROSPECTIVE INVESTORS IN THE CLASS A-11 CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS" HEREIN BEGINNING ON PAGE S1-3.

The credit enhancement for the Series 1993-7 Certificates is provided through the use of a "shifting interest" type subordination, which has the effect of allocating all or a disproportionate amount of principal prepayments and other unscheduled receipts of principal to the Class A Certificates for at least nine years beginning on the first Distribution Date after the date of the initial issuance of the Series 1993-7 Certificates. See "Summary Information--Credit Enhancement" and "--Effects of Prepayments on Investment Expectations," "Description of the Certificates" and "Prepayment and Yield Considerations" in the Prospectus Supplement.

THE YIELD TO MATURITY OF THE CLASS A-11 CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, WHICH MAY BE PREPAID AT ANY TIME WITHOUT PENALTY. INVESTORS SHOULD CONSIDER THE ASSOCIATED RISKS THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, PARTICULARLY THOSE MORTGAGE LOANS WITH HIGHER RATES OF INTEREST, COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED AND COULD RESULT IN THE FAILURE OF INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. See "Risk Factors--Yield Considerations" and "Sensitivity of the Pre-Tax Yield to Maturity and Weighted Average Life of the Class A-11 Certificates" herein and "Description of the Certificates--Principal (including Prepayments)" and "Prepayment and Yield Considerations" in the Prospectus Supplement and in the Prospectus.

                                                        (continued on next page)
                               -----------------

THESE SECURITIES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC. OR ANY AFFILIATE THEREOF. NEITHER THESE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

The Class A-11 Certificates will be purchased from the Seller by Salomon Brothers Inc (the "Underwriter"), and will be offered by the Underwriter and also by Lazard Freres & Co. LLC (the "Dealer") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller are expected to be approximately 0.81% of the Pool Scheduled Principal Balance as of the Distribution Date in September 1997 without giving effect to partial principal prepayments or partial liquidation proceeds received on or after the Determination Date in August 1997, plus accrued interest from August 1, 1997 to (but not including) August 20, 1997, before deducting expenses payable by the Seller estimated to be $75,000. See "Underwriting" herein.

The Class A-11 Certificates are offered by the Underwriter and the Dealer when, as and if delivered to and accepted by the Underwriter, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that the Class A-11 Certificates will be available for delivery at the offices of Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048 on or about August 20, 1997.

SALOMON BROTHERS INC                                     LAZARD FRERES & CO. LLC

The date of this Supplement is August 13, 1997.

(Continued from previous page)

The Class A-11 Certificates are generally not appropriate investments for individual investors. The Class A-11 Certificates are offered as a single certificate with a denomination equal to the Class A-11 Notional Amount upon initial issuance of the Class A-11 Certificates as described herein under "Description of the Certificates." The Class A-11 Certificates are not to be directly or indirectly held or beneficially owned in amounts lower than such denomination.

There is currently no secondary market for the Class A-11 Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Class A-11 Certificates. The Underwriter intends to act as a market maker in the Class A-11 Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so and any such market making may be discontinued at any time. There can be no assurance that any investor will be able to sell a Class A-11 Certificate at a price equal to or greater than the price at which such Certificate was purchased.

Distributions in respect of interest and of principal are made on the 25th day of each month or the next succeeding business day to the holders of record of the Class A-11 Certificates on the last business day of the preceding month, to the extent that their allocable portion of the Pool Distribution Amount (as defined in the Prospectus Supplement) is sufficient therefor. On each Distribution Date (as defined herein), to the extent funds are available therefor, the amount of interest distributed in respect of the Class A-11 Certificates will equal the interest accrued during the applicable month. Interest will accrue during each month on the Class A-11 Certificates at a per annum rate equal to the weighted average of the Net Mortgage Interest Rates (as defined herein) of the Mortgage Loans as of the first day of such month minus 8.00% on the Class A-11 Notional Amount (as defined herein), less any Non-Supported Interest Shortfall (as defined in the Prospectus Supplement) and the interest portion of certain other losses allocable to the Class A-11 Certificates as described herein and in the Prospectus Supplement under "Description of the Certificates--Interest." The Class A Subclass Principal Balance of the Class A-11 Certificates as of the Determination Date in August 1997 is expected to be approximately $285. The Class A Subclass Principal Balance as of the Determination Date in September 1997 will be equal to such balance as of the Determination Date in August 1997 reduced by the amount of distributions or other reductions of principal on the Distribution Date in August 1997. Distributions in reduction of the principal balance of the Class A Certificates will be made monthly on each Distribution Date in an aggregate amount equal to the Class A Principal Distribution Amount (as defined in the Prospectus Supplement) to the extent funds are available therefor. Distributions in reduction of the principal balance of the Class A Certificates each month will be allocated among the Subclasses of Class A Certificates, including the Class A-11 Certificates, in the manner described in the Prospectus Supplement under "Description of the Certificates--Principal (including Prepayments)." Distributions to the Class A-11 Certificates will be made pro rata among Certificateholders of such Subclass.

This Supplement does not contain complete information regarding the Class A-11 Certificates and should be read only in conjunction with the Prospectus Supplement and the Prospectus. Sales of the Class A-11 Certificates may not be consummated unless the purchaser has received this Supplement, the Prospectus Supplement and the Prospectus. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Prospectus Supplement or the Prospectus, as applicable.



                                      S1-2

                                    GENERAL

  The following is supplemented by the information appearing in the Prospectus Supplement and in the Prospectus, to the extent not superseded hereby. The Prospectus Supplement and the Prospectus should be read in conjunction with this Supplement. Capitalized terms used in this Supplement and not otherwise defined herein have the meanings assigned in the Prospectus Supplement or in the Prospectus. See "Index of Significant Prospectus Supplement Definitions" in the Prospectus Supplement and "Index of Significant Definitions" in the Prospectus.

  The Series 1993-7 Certificates were issued on February 19, 1993. The Class A-11 Certificates were not offered to the public at the time of the issuance of the Series 1993-7 Certificates.

                                  RISK FACTORS

YIELD CONSIDERATIONS

  The yield to maturity of the Class A-11 Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate, and will be particularly sensitive to payments of principal on the Mortgage Loans with higher rates of interest. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations and warranties, optional repurchase by the Seller of defaulted Mortgage Loans and optional purchase by the Servicer of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Pooling and Servicing Agreement--Optional Termination" herein, "Description of the Mortgage Loans-- Optional Repurchase of Defaulted Mortgage Loans" and "Pooling and Servicing Agreement--Optional Termination" in the Prospectus Supplement and "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee," "-- Optional Repurchases" and "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

  The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. In general, mortgagors may be expected to refinance mortgage loans with mortgage interest rates higher than the then-current mortgage interest rates on mortgage loans.

  The yield to maturity on the Class A-11 Certificates may be affected by the geographic concentration of the mortgaged properties securing the Mortgage Loans. As of July 17, 1997, approximately 51.22% of the Aggregate Unpaid Principal Balance of the Mortgage Loans was secured by Mortgaged Properties located in California. In recent periods, California, the New York metropolitan area, the mid-Atlantic region and several other regions in the United States have experienced significant declines in housing prices at varying times and adverse changes in economic conditions. In addition, California and several other regions have experienced natural disasters, including earthquakes, floods, wildfires and hurricanes, which may have damaged properties and otherwise adversely affected property values. See "Pooling and Servicing Agreement" herein. Any deterioration in housing prices in California, New York and the other states in which Mortgaged Properties are located, and any deterioration of economic conditions in states which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the frequency of delinquencies on



                                      S1-3
and liquidations of the Mortgage Loans. See "Description of the Mortgage Loans" herein. Increased liquidations and prepayments may have an adverse effect on the yield to maturity of the Class A-11 Certificates.

  AN INVESTOR THAT PURCHASES THE CLASS A-11 CERTIFICATES, WHICH ARE EXPECTED TO BE OFFERED AT A SUBSTANTIAL PREMIUM, SHOULD CONSIDER THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN SUCH INVESTOR'S EXPECTED YIELD AND MAY RESULT IN THE FAILURE OF SUCH INVESTOR TO FULLY RECOVER ITS INITIAL INVESTMENT.

  For a more detailed discussion of prepayment and yield considerations with respect to the Class A-11 Certificates, see "Sensitivity of the Pre-Tax Yield to Maturity and Weighted Average Life of the Class A-11 Certificates" herein and "Prepayment and Yield Considerations" in the Prospectus Supplement.

DELINQUENT, FORECLOSED AND REO MORTGAGE LOANS

  As of July 17, 1997, the Trust Estate included certain Mortgage Loans with respect to which payments were past due more than 30 days, Mortgage Loans for which foreclosure proceedings have been instituted and REO Mortgage Loans. See "Description of the Mortgage Loans" herein.

RECENT DEVELOPMENTS

 Sale of the Servicing

  On May 7, 1996, Norwest Mortgage and certain affiliated companies acquired all of the mortgage origination, servicing and secondary marketing operations of PHMC, and Norwest Bank Minnesota, National Association ("Norwest Bank") acquired substantially all of the assets of PHMC Services Corporation (formerly known as Securitized Asset Services Corporation) and succeeded to substantially all of the obligations of PHMC Services Corporation (the "Asset Acquisition"). As a consequence of that transaction, PHMC effectively exited the mortgage loan origination and servicing business. PHMC retained its right to service the mortgage loans, including the Mortgage Loans, underlying mortgage pass-through certificates created by the Seller pursuant to various pooling and servicing agreements, including the Pooling and Servicing Agreement (the "Retained Servicing"), but announced its intention to sell such servicing as expeditiously as possible (such rights, duties and obligations under the Pooling and Servicing Agreement, the "Servicing").

  Under the Pooling and Servicing Agreement, the Servicer of the Mortgage Loans may assign its rights and delegate its duties and obligations, and be released from its duties and obligations, if (i) the purchaser or transferee is qualified to service mortgage loans for the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, is satisfactory to the Trustee in the reasonable exercise of its judgment and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, assuming the due and punctual performance and observance of each covenant and condition to be performed by the Servicer under the Pooling and Servicing Agreement, and (ii) each Rating Agency's rating of the Certificates in effect immediately prior to the assignment, sale or transfer would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status as a result of such assignment, sale or transfer.

  The conditions of the Pooling and Servicing Agreement for assignment, sale and transfer of the Servicing by PHMC to Citicorp Mortgage, Inc. ("CMI") were met and, on May 30, 1997, PHMC sold to CMI, and CMI assumed, PHMC's rights, duties and obligations under the Pooling and Servicing Agreement.



                                      S1-4

  Since May 7, 1996, the Mortgage Loans have been subserviced for PHMC by Norwest Mortgage pursuant to a subservicing agreement (the "Subservicing Agreement") among PHMC, The Prudential Insurance Company of America ("Prudential Insurance") and Norwest Mortgage under which Norwest Mortgage agreed to perform all of PHMC's duties and obligations as mortgage loan servicer under the Pooling and Servicing Agreement other than certain duties with respect to the administration and disposition of real estate acquired in foreclosure, which duties were performed for PHMC by Prudential Residential Services, Limited Partnership, an affiliate of PHMC, pursuant to a Servicing and Subservicing Asset Recovery Agreement (the "PRS Agreement"). On May 30, 1997, CMI assumed the rights, duties and obligations of PHMC under the Subservicing Agreement and the PRS Agreement with respect to the Mortgage Loans. PHMSC has been advised that the Mortgage Loans are expected to be subserviced by Norwest Mortgage pursuant to the Subservicing Agreement until at least November 1997 and thereafter will be serviced by CMI; however, there can be no assurance of the date on which CMI will begin performing the servicing function with respect to the Mortgage Loans nor that CMI will service the Mortgage Loans in a manner identical to that of PHMC prior to May 7, 1996 or Norwest Mortgage from May 7, 1996 to the date of the transfer of the servicing function. In addition, CMI's duties and obligations as Servicer under the Pooling and Servicing Agreement may be assigned, sold and transferred under the conditions set forth herein and under "Servicing of the Mortgage Loans--Certain Matters Regarding the Servicer" in the Prospectus. The Mortgage Loans are required to be serviced in accordance with the Pooling and Servicing Agreement.

 Recent Litigation

  In January 1997, the Seller, PHMC and others were served with a complaint in a purported class action filed on November 18, 1996 in the Superior Court of New Jersey, Essex County Law Division. The Capitol Life Insurance Co. v. The Prudential Insurance Co. of America et al. Esx-L-13045-96. On March 26, 1997, PHMC and others filed a motion to dismiss the complaint for failure to state a claim on which relief can be granted. On June 2, 1997, an amended complaint was filed, and American Investors Life Insurance Company joined The Capitol Life Insurance Company as a named plaintiff in the action. As amended, the complaint asserts claims against the Seller, PHMC, certain of their present and former affiliates and certain former employees as well as Merrill Lynch & Co., Kidder, Peabody & Co., Incorporated, Lehman Brothers Inc. and Salomon Brothers Inc for common law fraud, negligent misrepresentation, violations of the New Jersey RICO statute, violations of the New Jersey securities statute and negligence arising out of the plaintiffs' purchase of Prudential Home Thirty-Year Mortgage Trust 1992-A, Subordinated Mortgage Securities, Series 1992-A (the "Securities") and seeks compensatory and punitive damages and injunctive relief. PHMC originated or acquired the mortgage loans in the underlying trust funds for the Securities and serviced the mortgage loans until May 7, 1996. The complaint alleges that the defendants misrepresented and concealed material facts relating to the quality and likely performance of the Securities, including among other things the selection of assets underlying the Securities, financial models and projections used, default and loss experience, sufficiency of credit support, loan-to-value ratios, quality of the underwriting standards, ability to affect the existence, timing, amount and reporting of defaults and losses, and payment terms. PHMC, the Seller and affiliated defendants are vigorously defending the lawsuit. The case is at a preliminary stage, and PHMC is not now in a position to predict the outcome or effect of the litigation.

                             ADDITIONAL INFORMATION

  Norwest Mortgage currently offers by subscription detailed mortgage loan information in machine readable format updated on a monthly basis (the "Detailed Information") with respect to each outstanding series of mortgage certificates issued by trusts formed by the Seller, including the Series 1993-7 Certificates. The Detailed Information reflects payments made on the individual mortgage loans, including prepayments in full and in part made on such mortgage loans, as well as the



                                      S1-5
liquidation of any such mortgage loans, and identifies various characteristics of the mortgage loans. Among the subscribers of the Detailed Information are a number of major investments brokerage firms as well as financial information service firms. Some of such firms, including certain investments brokerage firms as well as Bloomberg L.P. through the "The Bloomberg(R)" service and Merrill Lynch Mortgage Capital Inc. through the "CMO Passport(R)" service, may, in accordance with their individual business practices and fee schedules, if any, make portions of, or summaries of portions of, the Detailed Information available to their customers and subscribers. The Seller, PHMC, the Servicer and any affiliates thereof and Norwest Mortgage take no responsibility for the actions of such firms in processing, analyzing or disseminating such information.

                        DESCRIPTION OF THE CERTIFICATES

  The Class A-11 Certificates will be offered in fully registered, certificated form as a single certificate with a denomination equal to the Class A-11 Notional Amount upon initial issuance of the Class A-11 Certificates. The Class A Subclass Principal Balance of the Class A-11 Certificates as of the Determination Date in August 1997 is expected to be approximately $285. The Class A Subclass Principal Balance as of the Determination Date in September 1997 will be equal to such balance as of the Determination Date in August 1997 reduced by the amount of distributions or other reductions of principal on the Distribution Date in August 1997.

  Distributions of interest and in reduction of principal balance to holders of Class A-11 Certificates will be made monthly, to the extent of such Subclass's entitlement thereto, and to the extent funds are available therefor, on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each, a "Distribution Date"), beginning in September 1997.

  Distributions (other than the final distribution in retirement of the Class A-11 Certificates, as described in the Prospectus Supplement) will be made on each Distribution Date by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, provided that the Servicer, or the paying agent acting on behalf of the Servicer, shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date, wire transfer in immediately available funds.

  The Class A-11 Certificates will be entitled to a distribution in respect of interest accrued during each Regular Interest Accrual Period in an amount up to such Subclass's Class A Subclass Interest Accrual Amount. The Class A Subclass Interest Accrual Amount for the Class A-11 Certificates will equal the product of (i) 1/12th of the difference between (a) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (based on the Scheduled Principal Balances of the Mortgage Loans as of such Distribution Date) and (b) 8.00% and
(ii) the Class A-11 Notional Amount.

  The Class A Subclass Interest Accrual Amount for the Class A-11 Certificates will be reduced by the portion of (i) any Non-Supported Interest Shortfall allocable to such Subclass and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Subclass, as described under "Description of the Certificates--Interest" in the Prospectus Supplement.

  The "Net Mortgage Interest Rate" on each Mortgage Loan is equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related Mortgage Note minus the Servicing Fee rate of 0.20% per annum. See "Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the Prospectus Supplement.

  The "Class A-11 Notional Amount" with respect to each Distribution Date will be equal to the Pool Scheduled Principal Balance, as defined under "Description of the Certificates--Principal (Including



                                      S1-6

Prepayments)" in the Prospectus Supplement, as of such Distribution Date. The Class A-11 Notional Amount with respect to the Distribution Date in July 1997 was approximately $85,073,468. The Class A-11 Notional Amount with respect to the Distribution Date in September 1997 will be equal to the Class A-11 Notional Amount with respect to the Distribution Date in July 1997, less scheduled principal payments for July and August 1997, principal prepayments in full and other unscheduled recoveries in full received in June and July 1997 and partial principal prepayments and partial liquidation proceeds received in July and August 1997. A notional amount does not entitle a holder to receive distributions of principal on the basis of such notional amount, but is solely used for the purpose of computing the amount of interest accrued on a subclass. The Class A-11 Notional Amount upon initial issuance of the Class A-11 Certificates was approximately $250,042,204. See "Description of the Certificates" in the Prospectus Supplement.

  The aggregate amount available for distribution on each Distribution Date will be the Pool Distribution Amount. The Pool Distribution Amount will be allocated among the Classes of Series 1993-7 Certificates as described in "Description of the Certificates" in the Prospectus Supplement.

  The Prospectus Supplement and the Prospectus contain significant additional information concerning the characteristics of the Class A-11 Certificates. Investors are urged to read "Description of the Certificates" in the Prospectus Supplement and in the Prospectus.

                       DESCRIPTION OF THE MORTGAGE LOANS

  Information with respect to the expected characteristics of the Mortgage Loans as of February 1, 1993 is set forth in the Prospectus Supplement, which contains substantial information relating to mortgage loans generally. Investors are urged to consider the general information with respect to the Mortgage Loans set forth under "Description of the Mortgage Loans" in the Prospectus Supplement in addition to the statistical and numerical data set forth below.

  As of July 17, 1997, the Mortgage Loans in the Trust Estate consisted of fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans originated or acquired by PHMC for its own account or for the account of an affiliate having original terms to stated maturity of approximately 30 years. The "Unpaid Principal Balance" of a Mortgage Loan as of July 17, 1997 is its unpaid principal balance as of such date assuming no delinquencies and no prepayments in full between July 1, 1997 and July 17, 1997. As of July 17, 1997, the Mortgage Loans included 393 promissory notes, having an aggregate Unpaid Principal Balance (the "Aggregate Unpaid Principal Balance") of approximately $83,875,246, secured by first liens (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties"). However, as of July 17, 1997, four of such Mortgage Loans, having an aggregate Unpaid Principal Balance of approximately $844,136, had been prepaid in full even though such Mortgage Loans and their Unpaid Principal Balances are included in the following statistics and tables.

  No Mortgage Loan is a Buy-Down Loan. See "The Trust Estates--Mortgage Loans" in the Prospectus.

  Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans--"Due-on-Sale' Clause," and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

  As of July 17, 1997, two of the Mortgage Loans, representing approximately 0.53% of the Aggregate Unpaid Principal Balance of the Mortgage Loans, were Mortgage Loans originated in connection with the relocation of employees of various corporate employers that participated in PHMC's relocation program and of employees of various non-participant employers ("Relocation Mortgage Loans").



                                      S1-7

  As of July 17, 1997, each Mortgage Loan had an Unpaid Principal Balance of not less than approximately $2,025 or more than approximately $754,624, and the average Unpaid Principal Balance of the Mortgage Loans was approximately $213,423. The latest stated maturity date of any of the Mortgage Loans was April 1, 2024, however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, all of the Mortgaged Properties were owner occupied primary residences. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

  Set forth below is a description of certain additional characteristics of the Mortgage Loans as of July 17, 1997 (except as otherwise indicated).

                            MORTGAGE INTEREST RATES

                                                                 PERCENTAGE OF
                                   NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
MORTGAGE INTEREST RATE               LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
----------------------             --------- ----------------- -----------------
8.250%............................     57     $12,835,867.30         15.30%
8.375%............................     70      15,378,186.72         18.33
8.500%............................     91      20,307,695.27         24.21
8.625%............................    112      24,524,840.46         29.25
8.750%............................     33       6,246,940.19          7.45
8.875%............................     19       3,081,903.82          3.67
9.000%............................     11       1,499,811.74          1.79
                                      ---     --------------        ------
    Total.........................    393     $83,875,245.50        100.00%
                                      ===     ==============        ======

  As of July 17, 1997, the weighted average Mortgage Interest Rate of the Mortgage Loans was approximately 8.517% per annum. The Net Mortgage Interest Rate of each Mortgage Loan is equal to the Mortgage Interest Rate of such Mortgage Loan minus the Servicing Fee rate of 0.20% per annum. As of July 17, 1997, the weighted average Net Mortgage Interest Rate of the Mortgage Loans was approximately 8.317% per annum.

                       REMAINING TERMS TO STATED MATURITY

                                   WEIGHTED
                                   AVERAGE
                                   MORTGAGE                     PERCENTAGE OF
REMAINING STATED         NUMBER OF INTEREST AGGREGATE UNPAID  AGGREGATE UNPAID
TERM (MONTHS)              LOANS     RATE   PRINCIPAL BALANCE PRINCIPAL BALANCE
----------------         --------- -------- ----------------- -----------------
301.....................      4     8.567%   $   480,733.36          0.57%
302.....................     11     8.432      2,544,957.33          3.03
303.....................     29     8.375      5,105,729.08          6.09
304.....................     44     8.386     10,963,965.36         13.07
305.....................     49     8.544     10,601,545.45         12.64
306.....................    158     8.585     33,440,080.75         39.88
307.....................     95     8.514     19,838,883.48         23.65
311.....................      1     8.250        244,601.03          0.29
319.....................      1     8.250        320,072.77          0.38
321.....................      1     8.500        334,676.89          0.40
                            ---              --------------        ------
  Total.................    393              $83,875,245.50        100.00%
                            ===              ==============        ======

  As of July 17, 1997, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 306 months.



                                      S1-8

                              YEARS OF ORIGINATION

                                                                 PERCENTAGE OF
                                   NUMBER OF AGGREGATE  UNPAID AGGREGATE UNPAID
     YEAR OF ORIGINATION             LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
     -------------------           --------- ----------------- -----------------
     1992.........................    322     $69,681,783.97         83.08%
     1993.........................     71     $14,193,461.53         16.92%
                                      ---     --------------        ------
       Total......................    393     $83,875,245.50        100.00%
                                      ===     ==============        ======

  As of July 17, 1997, the earliest month and year of origination of any Mortgage Loan was January 1992 and the latest month and year of origination was January 1993.

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                PERCENTAGE OF
                                  NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
   ORIGINAL LOAN-TO-VALUE RATIO     LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
   ----------------------------   --------- ----------------- -----------------
   50.0% or less................      20     $ 3,760,675.55          4.48%
   50.1-55.0%...................      15       2,807,959.50          3.35
   55.1-60.0%...................      18       3,132,160.36          3.73
   60.1-65.0%...................      31       6,683,035.46          7.97
   65.1-70.0%...................      39       8,159,371.58          9.73
   70.1-75.0%...................      83      16,521,510.26         19.70
   75.1-80.0%...................     140      30,691,929.24         36.59
   80.1-85.0%...................       4       1,036,886.53          1.24
   85.1-90.0%...................      43      11,081,717.02         13.21
                                     ---     --------------        ------
     Total......................     393     $83,875,245.50        100.00%
                                     ===     ==============        ======

  As of July 17, 1997, the minimum and maximum Loan-to-Value Ratios at origination of the Mortgage Loans were approximately 27.1% and approximately 90.0%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 73.7%. The Loan-to-Value Ratio of a Mortgage Loan was calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser in connection with the origination of the Mortgage Loan and (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may have been based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal was obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that was the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property was generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. There can be no assurance that the values determined by the appraisers as of the dates of appraisal represent the prices at which the related Mortgaged Properties can be sold, either as of the dates of appraisal or at foreclosure. Further, there can be no assurance that the Loan-to-Value Ratio at origination of any Mortgage Loan is representative of the ratio of the Unpaid Principal Balance of such Mortgage Loan to the value of the related Mortgaged Property as of the date hereof. The Seller has taken no action to establish the current value of any Mortgaged Property. See "Pooling and Servicing Agreement" herein and "PHMC--Mortgage Loan Underwriting" and "The Trust Estates--Mortgage Loans" in the Prospectus.




                                      S1-9

                       MORTGAGE LOAN DOCUMENTATION LEVELS

                                                              PERCENTAGE  OF
                                 NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
     DOCUMENTATION LEVEL           LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
     -------------------         --------- ----------------- -----------------
     Full Documentation.........    181     $ 49,824,192.75        59.39%
     Asset & Income
      Verification..............      1          217,818.02         0.26
     Asset & Mortgage
      Verification..............    138       23,175,401.08        27.63
     Income & Mortgage
      Verification..............      2          432,095.71         0.52
     Asset Verification.........     39        5,375,525.08         6.41
     Income Verification........      0                0.00         0.00
     Mortgage Verification......     19        3,452,518.21         4.12
     Preferred Processing.......     13        1,397,694.65         1.67
                                    ---     ---------------       ------
       Total....................    393     $ 83,875,245.50       100.00%
                                    ===     ===============       ======

  Documentation levels, and the degree of review and evaluation of such documents, vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage verifications were obtained for Mortgage Loans processed with "full documentation." In the case of "preferred processing," neither asset, income nor mortgage verifications were obtained. In most instances, a verification of the borrower's employment was obtained. However, for all of the Mortgage Loans, a credit report on the borrower and a property appraisal were obtained. See "PHMC--Mortgage Loan Underwriting" in the Prospectus and "Pooling and Servicing Agreement" herein.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                                                  PERCENTAGE OF
 ORIGINAL MORTGAGE LOAN             NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
  PRINCIPAL BALANCE                   LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
----------------------              --------- ----------------- -----------------
  Less than or equal to $200,000...    145     $ 15,365,657.06        18.32%
  $200,001-$250,000................    100       21,763,725.43        25.95
  $250,001-$300,000................     63       16,147,430.10        19.25
  $300,001-$350,000................     44       13,477,089.84        16.07
  $350,001-$400,000................     14        4,964,441.87         5.92
  $400,001-$450,000................     11        4,335,293.99         5.17
  $450,001-$500,000................     13        5,967,468.57         7.11
  $500,001-$550,000................      0                0.00         0.00
  $550,001-$600,000................      2        1,099,515.39         1.31
  $600,001-$650,000................      0                0.00         0.00
  $650,001-$700,000................      0                0.00         0.00
  $700,001-$750,000................      0                0.00         0.00
  $750,001-$800,000................      1          754,623.25         0.90
  $800,001-$850,000................      0                0.00         0.00
  $850,001-$900,000................      0                0.00         0.00
  $900,001-$950,000................      0                0.00         0.00
  $950,001-$1,000,000..............      0                0.00         0.00
                                       ---     ---------------       ------
    Total..........................    393     $ 83,875,245.50       100.00%
                                       ===     ===============       ======

  As of July 17, 1997, the average Unpaid Principal Balance of the Mortgage Loans was approximately $213,423. As of July 17, 1997, the weighted average Loan-to-Value Ratio at origination and the maximum Loan-to-Value Ratio at origination of the Mortgage Loans which had original



                                     S1-10
principal balances in excess of $600,000 were approximately 65.0% and 65.0%, respectively. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                              MORTGAGED PROPERTIES

                                                                PERCENTAGE OF
                                  NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
PROPERTY                            LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
--------                          --------- ----------------- -----------------
Single-family detached...........    373     $81,856,826.55         97.59%
Two- to four-family units........      0               0.00          0.00
Condominiums.....................     20       2,018,418.95          2.41
Townhouses.......................      0               0.00          0.00
Planned Unit Developments........      0               0.00          0.00
Cooperative units................      0               0.00          0.00
                                     ---     --------------        ------
  Total..........................    393     $83,875,245.50        100.00%
                                     ===     ==============        ======

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                 PERCENTAGE OF
                                   NUMBER OF AGGREGATE UNPAID  AGGREGATE UNPAID
GEOGRAPHIC AREA                      LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
---------------                    --------- ----------------- -----------------
California........................    167     $42,956,681.84         51.22%
Colorado..........................      4         681,608.18          0.81
Connecticut.......................      4         847,389.45          1.01
Delaware..........................      4         834,965.18          1.00
District of Columbia..............      1         367,649.67          0.44
Florida...........................     33       4,991,627.54          5.95
Georgia...........................      4         697,635.16          0.83
Hawaii............................      2         731,239.01          0.87
Illinois..........................      6       1,148,924.33          1.37
Maryland..........................     16       3,050,488.69          3.64
Massachusetts.....................      6       1,123,197.62          1.34
Montana...........................      1          79,068.64          0.09
Nevada............................      2         498,944.15          0.59
New Hampshire.....................      2         525,422.03          0.63
New Jersey........................     42       6,335,738.72          7.55
New Mexico........................      2         554,172.98          0.66
New York..........................     54       9,852,950.79         11.75
North Carolina....................      3         516,548.54          0.62
Ohio..............................      1         230,691.29          0.28
Oklahoma..........................      1          44,514.63          0.05
Pennsylvania......................      8       1,508,457.08          1.80
Rhode Island......................      1          30,687.65          0.04
Texas.............................     12       2,243,515.95          2.67
Vermont...........................      2         229,622.12          0.27
Virginia..........................     10       2,490,322.83          2.97
Washington........................      5       1,303,181.43          1.55
                                      ---     --------------        ------
  Total...........................    393     $83,875,245.50        100.00%
                                      ===     ==============        ======




                                     S1-11

  As of July 17, 1997, no more than approximately 1.74% of the Aggregate Unpaid Principal Balance of the Mortgage Loans was secured by Mortgaged Properties located in any one five digit zip code.

                         ORIGINATORS OF MORTGAGE LOANS

                                              AGGREGATE UNPAID   PERCENTAGE OF
                                    NUMBER OF    PRINCIPAL     AGGREGATE UNPAID
ORIGINATOR                            LOANS       BALANCE      PRINCIPAL BALANCE
----------                          --------- ---------------- -----------------
PHMC or Affiliate..................     67     $13,217,362.44        15.76%
Other Originators..................    326      70,657,883.06        84.24
                                       ---     --------------       ------
  Total............................    393     $83,875,245.50       100.00%
                                       ===     ==============       ======

                           PURPOSE OF MORTGAGE LOANS

                                              AGGREGATE UNPAID   PERCENTAGE OF
                                    NUMBER OF    PRINCIPAL     AGGREGATE UNPAID
LOAN PURPOSE                          LOANS       BALANCE      PRINCIPAL BALANCE
------------                        --------- ---------------- -----------------
Purchase...........................    163     $29,357,741.15        35.00%
Rate/term refinance................    184      43,588,352.13        51.97
Equity take out....................     46      10,929,152.22        13.03
                                       ---     --------------       ------
  Total............................    393     $83,875,245.50       100.00%
                                       ===     ==============       ======

  In general, in the case of a Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                               DELINQUENCY STATUS

                                            ACTUAL            PERCENTAGE OF
                           NUMBER OF   AGGREGATE UNPAID      AGGREGATE UNPAID
STATUS                       LOANS    PRINCIPAL BALANCE(1) PRINCIPAL BALANCE(2)
------                     --------- --------------------- --------------------
30 to 59 days.............      0        $        0.00             0.00%
60 to 89 days.............      0                 0.00             0.00
90 days or more...........      2           405,272.09             0.48
Loans in Foreclosure......      3         1,360,059.35             1.62
REO Mortgage Loans........      2           148,486.21             0.18
                              ---        -------------             ----
    Total.................      7        $1,913,817.65             2.28%
                              ===        =============             ====

-------
(1) Reflects the number of delinquent Mortgage Loans and the actual unpaid principal balances of such Mortgage Loans based on information available to Norwest Mortgage, as subservicer, as of July 17, 1997.
(2) As of July 17, 1997.

The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No Mortgage Loan is considered delinquent for these purposes until one month has passed since its contractual due date.




                                     S1-12

  On January 17, 1994, southern California experienced an earthquake (the "Earthquake"). Certain of the underlying Mortgaged Properties sustained damage, which may have been substantial, as a result of the Earthquake. In addition, certain mortgagors experienced interruptions or reductions in their incomes as a result of the Earthquake. As a result of damage to the Mortgaged Property or the interruption or reduction of income of the mortgagor because of the Earthquake, PHMC, as servicer entered into modification agreements with certain mortgagors extending the terms of the related mortgage notes by up to 12 months. Modification agreements resulting from damage to the Mortgaged Property or the interruption or reduction of income of the mortgagor have been entered into with respect to three Mortgage Loans having an aggregate Unpaid Principal Balance of approximately $899,351 and representing approximately 1.07% of the Aggregate Unpaid Principal Balance of the Mortgage Loans. The modification agreements were not conditioned on the repair of damaged property. In connection with PHMC's entering into the modification agreements and in connection with the foreclosure of certain delinquent Mortgage Loans, PHMC obtained through one of several sources, certain materials that described the condition of the Mortgaged Properties at that time. Such materials were not current appraisals of the Mortgaged Properties and may not be indicative of the actual extent of the damage sustained.

  Neither the Seller, PHMC, the Servicer nor Norwest Mortgage has undertaken the physical inspection of any Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in a region affected by a natural disaster (including, without limitation, the Earthquake) has not occurred. See "Pooling and Servicing Agreement" herein.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

  The following tables set forth certain information concerning recent delinquency, foreclosure and loan loss experience, (i) on the conventional mortgage loans included in various mortgage pools underlying all series of the Seller's mortgage pass-through certificates and other mortgage loans owned by third parties (the "Program Loans"), (ii) on the Program Loans which are fixed interest rate mortgage loans (the "Fixed Program Loans"), including in both clause (i) and this clause (ii) Relocation Mortgage Loans and (iii) on the Fixed Program Loans, other than Relocation Mortgage Loans (the "Fixed Non-Relocation Program Loans"). See "Description of the Mortgage Loans" in the Prospectus Supplement and PHMC--General" and "--Mortgage Loan Underwriting" and "Servicing of the Mortgage Loans" in the Prospectus. The delinquency, foreclosure and loan loss experience represents the experience of PHMC and The Prudential Mortgage Capital Company, Inc., an affiliate of PHMC which serviced the Program Loans prior to June 30, 1989. There can be no assurance that the delinquency, foreclosure and loan loss experience set forth with respect to PHMC's total servicing portfolio of Program Loans, which includes both fixed and adjustable interest rate mortgage loans and loans having a variety of original terms to stated maturity including Relocation Mortgage Loans and non-relocation mortgage loans, and PHMC's servicing portfolios of Fixed Program Loans and Fixed Non-Relocation Program Loans, each of which includes loans having a variety of payment characteristics such as Subsidy Loans and Balloon Loans, will be representative of the results that have been or may be experienced with respect to the Mortgage Loans.

  Historically, Relocation Mortgage Loans have experienced a significantly lower rate of delinquency and foreclosure than other mortgage loans included in the portfolios of total Program Loans, Fixed Program Loans and Fixed Non-Relocation Program Loans. There can be no assurance that the future experience on the Mortgage Loans, all of which are fixed interest rate mortgage loans having original terms to stated maturity of approximately 30 years and approximately 0.53% (by Aggregate Unpaid Principal Balance) of which are Relocation Mortgage Loans, will be comparable to that of the total Program Loans, the Fixed Program Loans or the Fixed Non-Relocation Program Loans.



                                     S1-13

  The following tables reflect rapid growth during certain periods in PHMC's mortgage loan servicing portfolio as a result of the substantially higher volume of new loan originations and acquisitions of mortgage loans which were originated at or shortly prior to the acquisition thereof. Delinquencies, foreclosures and loan losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans which were serviced by PHMC prior to the Asset Acquisition have been originated recently, the current level of delinquencies, foreclosures and loan losses may not be representative of the levels which may be experienced over the lives of such mortgage loans. In addition, because PHMC ceased the mortgage loan origination and acquisition business subsequent to the Asset Acquisition, the levels of delinquencies, foreclosures and loan losses as percentages of PHMC's Retained Servicing portfolio prior to the Asset Acquisition could rise significantly above the rates indicated in the following tables.

  On May 30, 1997, the servicing of the Mortgage Loans under the Pooling and Servicing Agreement was sold to CMI. There can be no assurance that the servicing experience of CMI with respect to the Mortgage Loans will be comparable to the experience of PHMC and Norwest Mortgage with respect to the Total Program Loans, the Fixed Program Loans or the Fixed Non-Relocation Program Loans. See "Risk Factors--Recent Developments--Sale of the Servicing" herein.



                                     S1-14

                              TOTAL PROGRAM LOANS

                                 AS OF                      AS OF                      AS OF
                           DECEMBER 31, 1995          DECEMBER 31, 1996            JUNE 30, 1997
                          --------------------  ------------------------------  ---------------------
                          BY NO.    BY DOLLAR                    BY DOLLAR                 BY DOLLAR
                            OF       AMOUNT        BY NO.          AMOUNT        BY NO.     AMOUNT
                           LOANS    OF LOANS      OF LOANS        OF LOANS      OF LOANS   OF LOANS
                          -------  -----------  ------------- ----------------  --------  -----------
                                              (DOLLAR AMOUNTS IN THOUSANDS)
Total Portfolio of
 Program Loans..........  147,478  $36,537,000       134,499       $32,515,000  127,522   $30,356,000
                          =======  ===========  ============  ================  =======   ===========
Period of Delinquency(1)
  30 to 59 days.........    1,502  $   359,137         1,532  $        354,102    1,312   $   284,799
  60 to 89 days.........      310       75,162           307            72,637      301        67,341
  90 days or more.......      277       77,103           361            93,783      330        85,978
                          -------  -----------  ------------  ----------------  -------   -----------
Total Delinquent Loans..    2,089  $   511,402         2,200  $        520,522    1,943   $   438,118
                          =======  ===========  ============  ================  =======   ===========
Percent of Portfolio....     1.42%        1.40%         1.64%             1.60%    1.52%         1.44%
                                 AS OF                      AS OF                      AS OF
                           DECEMBER 31, 1995          DECEMBER 31, 1996            JUNE 30, 1997
                          --------------------  ------------------------------  ---------------------
                                                (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(2).........       $346,096                   $295,307                    $254,692
Foreclosure Ratio(3)....           0.95%                      0.91%                       0.84%
                              YEAR ENDED                 YEAR ENDED               SIX MONTHS ENDED
                           DECEMBER 31, 1995          DECEMBER 31, 1996            JUNE 30, 1997
                          --------------------  ------------------------------  ---------------------
                                                (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain (Loss)(4)......       $(150,948)                 $(112,877)                  $(51,088)
Net Gain Loss Ratio(5)..           (0.41)%                    (0.32)%                    (0.17)%

-------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.
(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.
(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.



                                     S1-15

                              FIXED PROGRAM LOANS

                                 AS OF                  AS OF                  AS OF
                           DECEMBER 31, 1995      DECEMBER 31, 1996        JUNE 30, 1997
                          ---------------------  ---------------------  ---------------------
                                     BY DOLLAR              BY DOLLAR              BY DOLLAR
                           BY NO.     AMOUNT      BY NO.     AMOUNT      BY NO.     AMOUNT
                          OF LOANS   OF LOANS    OF LOANS   OF LOANS    OF LOANS   OF LOANS
                          --------  -----------  --------  -----------  --------  -----------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total Portfolio of Fixed
 Program Loans..........  119,734   $29,152,000  113,528   $27,083,000  109,161   $25,675,000
                          =======   ===========  =======   ===========  =======   ===========
Period of Delinquency(1)
  30 to 59 days.........    1,073   $   241,975    1,116   $   243,152    1,009   $   208,137
  60 to 89 days.........      200        44,225      215        46,517      218        47,373
  90 days or more.......      171        46,094      218        55,706      204        52,696
                          -------   -----------  -------   -----------  -------   -----------
Total Delinquent Loans..    1,444   $   332,294    1,549   $   345,375    1,431   $   308,206
                          =======   ===========  =======   ===========  =======   ===========
Percent of Fixed Program
 Loan Portfolio.........     1.21%         1.14%    1.36%         1.28%    1.31%         1.20%
                                 AS OF                  AS OF                  AS OF
                           DECEMBER 31, 1995      DECEMBER 31, 1996        JUNE 30, 1997
                          ---------------------  ---------------------  ---------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(2).........        $186,359               $161,724               $137,520
Foreclosure Ratio(3)....            0.64%                  0.60%                  0.54%
                               YEAR ENDED             YEAR ENDED          SIX MONTHS ENDED
                           DECEMBER 31, 1995      DECEMBER 31, 1996        JUNE 30, 1997
                          ---------------------  ---------------------  ---------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain (Loss)(4)......       $(115,100)              $(80,740)              $(34,876)
Net Gain (Loss)
 Ratio(5)...............           (0.39)%                (0.28)%                (0.14)%

-------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.
(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.
(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.



                                     S1-16

                       FIXED NON-RELOCATION PROGRAM LOANS

                                 AS OF                  AS OF                  AS OF
                           DECEMBER 31, 1995      DECEMBER 31, 1996        JUNE 30, 1997
                          ---------------------  ---------------------  --------------------
                                     BY DOLLAR              BY DOLLAR             BY DOLLAR
                           BY NO.     AMOUNT      BY NO.     AMOUNT      BY NO.    AMOUNT
                          OF LOANS   OF LOANS    OF LOANS   OF LOANS    OF LOANS  OF LOANS
                          --------  -----------  --------  -----------  -------- -----------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total Portfolio of Fixed
 Non-Relocation Program
 Loans..................  112,145   $27,137,000  103,736   $24,438,000   99,991  $23,221,000
                          =======   ===========  =======   ===========   ======  ===========
Period of Delinquency(1)
  30 to 59 days.........    1,029   $   231,426    1,065   $   229,462      950  $   194,282
  60 to 89 days.........      197        43,488      209        45,044      211       45,870
  90 days or more.......      167        44,974      213        54,415      200       51,559
                          -------   -----------  -------   -----------   ------  -----------
Total Delinquent Loans..    1,393   $   319,888    1,487   $   328,921    1,361  $   291,711
                          =======   ===========  =======   ===========   ======  ===========
Percent of Fixed Non-
 Relocation Program Loan
 Portfolio..............     1.24%         1.18%    1.43%         1.35%    1.26%        1.36%
                                 AS OF                  AS OF                  AS OF
                           DECEMBER 31, 1995      DECEMBER 31, 1996        JUNE 30, 1997
                          ---------------------  ---------------------  --------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(2).........        $183,856               $158,267               $125,537
Foreclosure Ratio(3)....            0.68%                  0.65%                  0.54%
                               YEAR ENDED             YEAR ENDED          SIX MONTHS ENDED
                           DECEMBER 31, 1995      DECEMBER 31, 1996        JUNE 30, 1997
                          ---------------------  ---------------------  --------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain (Loss)(4)......       $(114,306)              $(78,454)              $(34,748)
Net Gain (Loss)
 Ratio(5)...............           (0.42)%                (0.32)%                (0.15)%

-------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.
(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.
(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.



                                     S1-17

  The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan, the rate of any subsequent foreclosures, and the severity of any loan loss experience, may be affected by a number of factors related to a borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, delinquency, foreclosure and loan loss experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal or cyclical variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values and the effect of natural disasters) may particularly affect delinquency, foreclosure and loan loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Furthermore, the level of foreclosure is affected by the length of time (which will vary from time to time and from jurisdiction to jurisdiction) to complete the foreclosure process and take title to the related property. The Seller believes that the changes in the delinquency, foreclosure and loan loss experience of PHMC's respective servicing portfolios during the periods set forth in the preceding tables may be attributable to factors such as those described above, although the Seller is unable to assess to what extent these changes are the result of any particular factor or a combination of factors. The delinquency, foreclosure and loan loss experience on the Mortgage Loans may be particularly affected to the extent that the related Mortgaged Properties are concentrated in areas which experience adverse economic conditions or declining real estate values. See "Risk Factors--Yield Considerations" and "Description of the Mortgage Loans" herein and "Yield and Prepayment Considerations" in the Prospectus Supplement and the Prospectus.



                                     S1-18

                             HISTORICAL PREPAYMENTS

  The prepayment model used in this Supplement is a conditional (also known as a constant) prepayment rate ("CPR"). CPR represents a rate of payment of unscheduled principal on mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. See "Prepayment and Yield Considerations" in the Prospectus Supplement.

  The Series 1993-7 Certificates were issued on February 19, 1993. Set forth below are the approximate prepayment rates as a percentage of CPR as of the Distribution Dates occurring in the indicated months.

                          HISTORICAL PREPAYMENT RATES

                                                                    PERCENTAGE
MONTH                                                                 OF CPR
-----                                                               ----------
March 1993........................................................     0.58%
April 1993........................................................     4.07%
May 1993..........................................................    17.62%
June 1993.........................................................    19.72%
July 1993.........................................................    17.04%
August 1993.......................................................    33.06%
September 1993....................................................    46.79%
October 1993......................................................    55.88%
November 1993.....................................................    72.87%
December 1993.....................................................    67.95%
January 1994......................................................    76.80%
February 1994.....................................................    56.02%
March 1994........................................................    50.18%
April 1994........................................................    56.68%
May 1994..........................................................    19.67%
June 1994.........................................................    11.13%
July 1994.........................................................     4.84%
August 1994.......................................................    18.28%
September 1994....................................................    12.02%
October 1994......................................................     7.93%
November 1994.....................................................    10.57%
December 1994.....................................................     1.53%
January 1995......................................................    10.08%
February 1995.....................................................     3.21%
March 1995........................................................     0.59%
April 1995........................................................     6.48%
May 1995..........................................................     0.64%
June 1995.........................................................     6.88%
July 1995.........................................................     9.00%
August 1995.......................................................     0.49%
September 1995....................................................     8.77%
October 1995......................................................     6.98%
November 1995.....................................................     5.24%
December 1995.....................................................     7.19%
January 1996......................................................    10.55%
February 1996.....................................................    14.74%
March 1996........................................................    12.54%
April 1996........................................................    22.97%
May 1996..........................................................    21.32%
June 1996.........................................................     5.64%
July 1996.........................................................    15.07%
August 1996.......................................................    13.03%
September 1996....................................................     4.09%
October 1996......................................................    17.37%
November 1996.....................................................    11.00%
December 1996.....................................................     6.19%
January 1997......................................................    16.59%
February 1997.....................................................     3.38%
March 1997........................................................     5.08%
April 1997........................................................     4.09%
May 1997..........................................................     6.79%
June 1997.........................................................     4.73%
July 1997.........................................................    14.73%

  The prepayment rates described above were calculated based upon the weighted average Mortgage Interest Rate of the Mortgage Loans for the applicable month and an assumed weighted average remaining term to maturity for the Mortgage Loans equal to the weighted average remaining term to maturity at the date of the initial issuance of the Series 1993-7 Certificates with respect to March 1993, reduced by one-month for each month thereafter. The prepayment history of the Mortgage Loans underlying the Series 1993-7 Certificates cannot be relied upon as an indicator of the



                                     S1-19
future rate of prepayments on the Mortgage Loans. Further, the rate of prepayment of a pool of mortgage loans during any period should be considered in light of the amount of time elapsed since the origination of such mortgage loans, the remaining terms to stated maturity of such mortgage loans and the absolute levels of, and changes in, prevailing market interest rates during such period. For a further discussion of the factors affecting the rate of prepayments on mortgage loans, see "Risk Factors--Yield Considerations" herein and "Summary Information--Effects of Prepayments on Investment Expectations" and "Prepayment and Yield Considerations" in the Prospectus Supplement. INVESTORS ARE URGED TO MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED IN DECIDING WHETHER TO PURCHASE THE CLASS A-11 CERTIFICATES.

           SENSITIVITY OF THE PRE-TAX YIELD TO MATURITY AND WEIGHTED
                  AVERAGE LIFE OF THE CLASS A-11 CERTIFICATES

  The Prospectus Supplement and the Prospectus contain important information concerning factors that will affect the yield and weighted average life of the Class A-11 Certificates. Investors are urged to read "Risk Factors--Yield Considerations" herein and "Prepayment and Yield Considerations" in the Prospectus Supplement and the Prospectus particularly carefully.

  THE YIELD TO AN INVESTOR IN THE CLASS A-11 CERTIFICATES, WHICH ARE EXPECTED TO BE OFFERED AT A SUBSTANTIAL PREMIUM, WILL BE HIGHLY SENSITIVE TO BOTH THE TIMING OF RECEIPT AND THE OVERALL RATE OF PRINCIPAL PREPAYMENTS (FOR THIS PURPOSE, THE TERM "PREPAYMENT" INCLUDES FULL AND PARTIAL PREPAYMENTS BY MORTGAGORS, LIQUIDATIONS DUE TO DEFAULT, CASUALTY, CONDEMNATION AND THE LIKE, REPURCHASES DUE TO BREACH OF REPRESENTATIONS AND OPTIONAL PURCHASES) ON THE MORTGAGE LOANS, PARTICULARLY WITH RESPECT TO THOSE MORTGAGE LOANS WITH HIGHER RATES OF INTEREST, WHICH OVERALL RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. AN INVESTOR IN THE CLASS A-11 CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) COULD RESULT IN THE FAILURE OF SUCH INVESTOR TO FULLY RECOVER ITS INITIAL INVESTMENT.

  For purposes of the table set forth below, the weighted average life of a Class A-11 Certificate is the average amount of time that will elapse from August 20, 1997 until the Adjusted Unpaid Principal Balances (as defined below) of the Mortgage Loans are reduced to zero. The weighted average life of the Class A-11 Certificates will be influenced by, among other things, the rate and timing of principal payments on the Mortgage Loans, which may be in the form of scheduled amortization, payments at maturity, prepayments or liquidation proceeds.

  The following table has been prepared on the basis of the characteristics of the Mortgage Loans that are included in the Trust Estate as of July 17, 1997, as described above under "Description of the Mortgage Loans" adjusted to reflect calculated payments of principal on August 1, 1997 assuming a constant prepayment rate equal to 15% CPR for the month of July 1997. This adjustment has the effect of reducing the remaining terms to stated maturity of each Mortgage Loan by one month from the table shown on page S1-8. The Unpaid Principal Balances of the Mortgage Loans adjusted as described above are referred to herein as the "Adjusted Unpaid Principal Balances." The following table indicates the sensitivity to various rates of prepayment on the Mortgage Loans of the pre-tax yield to maturity, on a corporate bond equivalent ("CBE") basis, and of the weighted average life of the Class A-11 Certificates at various percentages of CPR. Such calculations are based on distributions made in accordance with "Description of the Certificates" herein and in the Prospectus Supplement, on the assumptions described in clauses (i) and (iii) of the last paragraph beginning on page S-53 of the Prospectus Supplement, and on the further assumptions that (i) the Class A-11 Certificates will be purchased on August 20, 1997 for an aggregate purchase price equal to approximately $685,876 which includes accrued interest from August 1, 1997 to (but not including) August 20, 1997, (ii) distributions to holders of Class A-11 Certificates will be made on the 25th day of each month



                                     S1-20
commencing in September 1997, (iii) scheduled monthly payments of principal and interest on the Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing in September 1997, (iv) principal prepayments on the Mortgage Loans will be received on the last day of each month commencing in August 1997 at the respective percentages of CPR set forth in the table and there are no Prepayment interest Shortfalls, (v) the Class A-11 Notional Amount applicable to the Distribution Date occurring in September 1997 will be approximately $82,670,497 and (vi) the Class A Subclass Principal Balance of the Class A-11 Certificates as of the Determination Date occurring in September 1997 will be approximately $280.

     SENSITIVITY OF THE PRE-TAX YIELD TO MATURITY AND WEIGHTED AVERAGE LIFE
                 OF THE CLASS A-11 CERTIFICATES TO PREPAYMENTS

                                               PERCENTAGES OF CPR
                                        --------------------------------------
                                         10%    15%    20%   25%   30%    32%
                                        -----  -----  -----  ----  ----  -----
   Pre-Tax Yield to Maturity........... 27.54% 21.36% 14.99% 8.42% 1.61% (1.18)%
   Weighted Average Life (years).......  7.46   5.45   4.19  3.34  2.74   2.55

  The pre-tax yields to maturity set forth in the preceding table were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-11 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price for the Class A-11 Certificates equal to approximately $685,876, which includes accrued interest from August 1, 1997 to (but not including) August 20, 1997, and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which an investor may be able to reinvest funds received by such investor as distributions on the Class A-11 Certificates and consequently does not purport to reflect the return on any investment in the Class A-11 Certificates when such reinvestment rates are considered.

  The weighted average lives of the Class A-11 Certificates set forth in the preceding table were determined by (i) multiplying the amount of net reduction of the Adjusted Unpaid Principal Balances of the Mortgage Loans by the number of years from August 20, 1997 to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of the Adjusted Unpaid Principal Balances of the Mortgage Loans referred to in clause
(i).

  The assumptions set forth above and reflected in the above table are for illustrative purposes only and vary considerably in terms of likelihood of occurrence on an individual basis, but the likelihood of all occurring is extremely remote. The Seller makes no representation with respect to the reasonableness of such assumptions or that the actual rates of prepayments will in any way correspond to any of the percentages of CPR assumed for purposes of the table. It is highly unlikely that the Mortgage Loans will prepay at the constant rate or combination of rates, or that all of the Mortgage Loans will prepay at the same rate. It is also unrealistic to assume that there will be no losses with respect to the Mortgage Loans. As a result of these factors, the pre-tax yield to maturity and weighted average life of the Class A-11 Certificates are likely to differ from those shown in such table, even if all of the Mortgage Loans prepay at the indicated percentages of CPR.

                        POOLING AND SERVICING AGREEMENT

REPRESENTATIONS AND WARRANTIES

  At the time of the initial issuance of the Series 1993-7 Certificates, the Seller made certain representations and warranties to the Trustee relating to the Mortgage Loans. Those representations and warranties were made as of the date of such initial issuance, and are not made as of any date or



                                     S1-21
with respect to any period after such issuance, or in connection with the sale of the Class A-11 Certificates. See "The Trust Estates--Mortgage Loans-- Representations and Warranties" in the Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  An election has been made to treat the Trust Estate as a REMIC (the "REMIC") for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10 and Class A-11 Certificates, the Class M Certificates and the Class B Certificates are designated as the regular interests in the REMIC and the Class A-R Certificate is designated as the residual interest in the REMIC.

  The Class A-11 Certificates are treated as "loans . . . secured by an interest in real property which is . . . residential real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent described in the Prospectus.

  The Class A-11 Certificates generally are treated as debt instruments originated on the date of original issuance of the Series 1993-7 Certificates for federal income tax purposes. Holders of the Class A-11 Certificates will be required to report income thereon in accordance with the accrual method of accounting. Final and temporary Treasury regulations regarding original issue discount (the "OID Regulations") were issued on February 2, 1994, indicating that either the OID Regulations or the Proposed OID Regulations (as defined and discussed in the Prospectus) may be relied upon as authority with respect to debt instruments issued on the date of original issuance of the Series 1993-7 Certificates. Although not free from doubt, the Seller believes that, under both the OID Regulations (as subsequently amended effective June 14, 1996) and the Proposed OID Regulations, the Class A-11 Certificates are considered to have been issued with original issue discount in an amount equal to the excess of all distributions of principal and interest expected to be received thereon over their issue price (including accrued interest). Any "negative" amounts of original issue discount on the Class A-11 Certificates attributable to rapid prepayments will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. The holder of a Class A-11 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. The Seller makes no representation as to the timing or amount of such losses, if any, or how any such losses will be reported to the holders. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount and "--Treatment of Losses" in the Prospectus. The adjusted issue price of a Class A-11 Certificate as of the date of purchase by an investor is its original issue price, plus original issue discount accrued since the date of original issuance of the Series 1993-7 Certificates, less distributions made, and losses, if any, incurred, on the Class A-11 Certificates since the date of original issuance of the Series 1993-7 Certificates. A purchase price for a Class A-11 Certificate that is less than or greater than the adjusted issue price of such Class A-11 Certificate will result in market discount or acquisition premium, respectively, to the beneficial owner thereof, as discussed in the Prospectus under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" and "-- Acquisition Premium."

  The Prepayment Assumption that is to be used in determining the rate of accrual of original issue discount is set forth in the Prospectus Supplement under "Federal Income Tax Considerations--Regular Certificates." No representation is made as to the actual rate at which the Mortgage Loans will prepay.

  The Taxpayer Relief Act of 1997 reduced the maximum rate of tax of individuals on the sale of certain capital assets held for more than 18 months and significantly amended the Code in certain



                                     S1-22
other respects. Investors should consult their tax advisers regarding the consequences to them of the Taxpayer Relief Act of 1997. As stated on page S1-2 hereof, the Class A-11 Certificates are generally not appropriate investments for individual investors.

  See "Summary Information--Federal Income Tax Status" and "Federal Income Tax Considerations" in the Prospectus Supplement and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

                                  UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement dated as of June 17, 1997, and the terms agreement dated as of August 12, 1997 (together, the "Underwriting Agreement") among the Seller, Prudential Insurance and Salomon Brothers Inc, as underwriter (the "Underwriter"), the Class A-11 Certificates offered hereby are being purchased from the Seller by the Underwriter on or about August 20, 1997. The Underwriter is committed to purchase all of the Class A-11 Certificates offered hereby if any Class A-11 Certificates are purchased. The Underwriter has advised the Seller that it proposes to offer the Class A-11 Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale and that Lazard Freres & Co. LLC (the "Dealer") also proposes to offer the Class A-11 Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to the Seller from the sale of the Class A-11 Certificates are expected to be approximately 0.81% of the Pool Scheduled Principal Balance as of the Distribution Date in September 1997 without giving effect to partial principal prepayments or partial liquidation proceeds received on or after the Determination Date in August 1997, plus accrued interest from August 1, 1997 to (but not including) August 20, 1997. The Underwriter, the Dealer and any other dealers that participate with the Underwriter in the distribution of the Class A-11 Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A-11 Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended (the "Securities Act").

  The Underwriting Agreement provides that the Seller and Prudential Insurance will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments which the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

  There will not be any market for the Class A-11 Certificates offered hereby prior to the offering thereof. The Underwriter intends to act as a market maker in the Class A-11 Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Class A-11 Certificates will develop or, if such a market does develop, that it will provide holders of Class A-11 Certificates with liquidity of investment at any particular time or for the life of the Class A-11 Certificates. As a source of information concerning the Class A-11 Certificates and the Mortgage Loans, prospective investors may obtain copies of the reports included in monthly statements to Certificateholders described under "Description of Certificates-- Reports" in the Prospectus Supplement upon written request to the Trustee at the Corporate Trust Office.

                              ERISA CONSIDERATIONS

  As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on any person which is an employee benefit plan or other retirement plan



                                     S1-23
or arrangement subject to Title I of ERISA and/or Code Section 4975 (each, an "ERISA Plan") or is utilizing the assets of an ERISA Plan and on certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under federal, state or local laws ("Similar Law"), which are, to a material extent, similar to the foregoing sections of ERISA or the Code, on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by an ERISA Plan in the Class A-11 Certificates may constitute a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Class A-11 Certificates, including the individual administrative exemption described below and Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For a further discussion of PTE 83-1, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Class A-11 Certificates, see "ERISA Considerations" in the Prospectus.

  On October 17, 1989, the DOL issued to the Underwriter an individual administrative exemption, Prohibited Transaction Exemption 89-89, 54 Fed. Reg. 42589 (the "Exemption"), from certain of the prohibited transaction rules of ERISA and corresponding provisions of Code Section 4975 with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the considerations and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Class A-11 Certificates by an ERISA Plan, provided that specified conditions are met.

  Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Class A-11 Certificates is the condition that the ERISA Plan investing in the Class A-11 Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

  Before purchasing a Class A-11 Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Class A-11 Certificates; a fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law. A fiduciary of an ERISA Plan considering whether to purchase a Class A-11 Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

  The Class A-11 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Class A-11 Certificates are legal investments for certain entities to the extent provided in the Enhancement Act. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing a Class A-11 Certificate, as such Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in the Class A-11 Certificates. It should also be noted that certain states have enacted, or have proposed enacting, legislation limiting



                                     S1-24
to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Class A-11 Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                                 LEGAL MATTERS

  The validity of the Class A-11 Certificates and certain tax matters with respect thereto will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the Underwriter by Brown & Wood LLP, New York, New York.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Class A-11 Certificates will be applied by the Seller to the purchase from an affiliate of the Class A-11 Certificates.

                                    RATINGS

  The Class A-11 Certificates have been rated "Aaa" by Moody's and "AAAr" by S&P. See "Ratings" in the Prospectus Supplement for a further discussion of the ratings of the Certificates. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility of high variability in expected returns due to non-credit risks.

  The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions of principal and interest to which such certificateholders are entitled. Moody's rating options address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated and consequently any adverse effect the timing of such prepayments could have on an investors anticipated yield.

  S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of timely payments of interest and ultimate return of principal. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the certificates. S&P's ratings on the certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, it should be noted that in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.

  The ratings of Moody's and S&P do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield or the possibility that as a result of prepayments, investors in the Class A-11 Certificates may fail to fully recoup their initial investment.



                                     S1-25

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein by reference all documents and reports filed or caused to be filed by the Seller with respect to the Trust Estate pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Class A-11 Certificates. PHMSC will provide or cause to be provided without charge to each person to whom this Supplement is delivered in connection with the offering of the Class A-11 Certificates, a list identifying all filings with respect to a Trust Estate pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the Seller's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to the Class A-11 Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Seller should be directed to: The Prudential Home Mortgage Securities Company, Inc., 7470 New Technology Way, Frederick, Maryland 21703, telephone number (301) 624-1700.



                                     S1-26

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS IN CONNEC-TION WITH THE OFFER MADE BY THIS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESEN-TATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR BY THE UNDERWRITER. NEITHER THIS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS SUP-PLEMENT OR PROSPECTUS CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS SUPPLE-MENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS, NOR DO THEY CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SUCH SECURI-TIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                                --------------
                                     INDEX
                                   SUPPLEMENT

                                                                         PAGE
                                                                         -----
General.................................................................  S1-3
Risk Factors............................................................  S1-3
Additional Information..................................................  S1-5
Description of the Certificates.........................................  S1-6
Description of the Mortgage Loans.......................................  S1-7
Delinquency and Foreclosure Experience.................................. S1-13
Historical Prepayments.................................................. S1-19
Sensitivity of the Pre-Tax Yield to Maturity and Weighted Average Life
 of the Class A-11 Certificates......................................... S1-20
Pooling and Servicing Agreement......................................... S1-21
Certain Federal Income Tax Consequences................................. S1-22
Underwriting............................................................ S1-23
Secondary Market........................................................ S1-23
ERISA Considerations.................................................... S1-23
Legal Investment........................................................ S1-24
Legal Matters........................................................... S1-25
Use of Proceeds......................................................... S1-25
Ratings................................................................. S1-25
Incorporation of Certain Information by Reference....................... S1-26
                             PROSPECTUS SUPPLEMENT
Table of Contents.......................................................   S-3
Summary Information.....................................................   S-4
Description of the Certificates.........................................  S-19
Description of the Mortgage Loans.......................................  S-41
Origination, Delinquency and Foreclosure Experience.....................  S-47
Prepayment and Yield Considerations.....................................  S-51
Pooling and Servicing Agreement.........................................  S-58
Federal Income Tax Considerations.......................................  S-60
ERISA Considerations....................................................  S-62
Legal Investment........................................................  S-62
Secondary Market........................................................  S-62
Underwriting............................................................  S-63
Legal Matters...........................................................  S-63
Use of Proceeds.........................................................  S-63
Ratings.................................................................  S-63
Index of Significant Prospectus Supplement Definitions..................  S-65
                                   PROSPECTUS
Reports.................................................................     2
Additional Information..................................................     2
Additional Detailed Information.........................................     2
Table of Contents.......................................................     3
Summary of Prospectus...................................................     7
The Trust Estates.......................................................    12
Description of the Certificates.........................................    22
Credit Support..........................................................    34
Prepayment and Yield Considerations.....................................    39
The Seller..............................................................    41
PHMC....................................................................    42
Use of Proceeds.........................................................    48
Servicing of the Mortgage Loans.........................................    48
The Pooling and Servicing Agreement.....................................    58
Certain Legal Aspects of the Mortgage Loans.............................    61
Certain Federal Income Tax Consequences.................................    67
ERISA Considerations....................................................    91
Legal Investment........................................................    95
Plan of Distribution....................................................    96
Legal Matters...........................................................    97
Rating..................................................................    97
Index of Significant Definitions........................................    98

                                --------------
UNTIL NOVEMBER 14, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES DESCRIBED IN THIS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBU-TION, MAY BE REQUIRED TO DELIVER THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
SELLER


MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1993-7


VARIABLE RATE/1/
CLASS A-11 CERTIFICATES

/1/ON THE CLASS A-11 NOTIONAL AMOUNT


SALOMON BROTHERS INC


LAZARD FRERES & CO. LLC



SUPPLEMENT

DATED AUGUST 13, 1997